TheStreet Reports Second Quarter 2011 Results

•	Revenue from Ongoing Businesses Highest in Eleven Quarters, Up 4% Year-Over-Year
•	Premium Services Bookings Up 9% Year-Over-Year
•	Marketing Services Revenue Up 2% Year-Over-Year
•	Average Monthly Unique Visitors Up 33% Year-Over-Year

NEW YORK (August 3, 2011) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the second quarter of 2011.  The Company reported revenue of $15.0 million, a net loss of $(1.7) million and Adjusted EBITDA(1) of $0.7 million for the quarter.

“While the growth rates we experienced in the first quarter moderated as the level of uncertainty in the global financial markets increased and advertisers and investors became more cautious -- particularly as the quarter progressed -- we nonetheless saw a number of key proof points which confirm to us that the Company’s strategy is gaining traction,” said Daryl Otte, the Company’s Chief Executive Officer.

“Notably, revenue in both our ongoing businesses continued to grow and in total represented the highest it has been in eleven quarters.  This quarter’s performance also highlights the operating leverage in our business model -- while revenue increased on a sequential basis by 6% our operating expenses remained stable.  As a result, the company’s Adjusted EBITDA was positive for the quarter and for the first half of the year.

“Other key metrics improved, especially with respect to the demand for our content, as the internally-measured average monthly unique visitors to our network grew by 33% year-over-year.  This audience growth, a direct result of the investments made in technology and distribution for our content over the past year, propelled the Company into the top ten rankings in June 2011, up two ranking points compared to the same period last year, as measured by comScore for its broad Business/Finance News/Research category.

“Other notable trends include an increasing rate of subscription revenue growth, resulting from the conversion of recent quarters’ stronger bookings performance to revenue; as well as growth in both the average number of paid subscriptions in the quarter and the average revenue per subscriber – both measured on a year-over-year basis as well as sequentially.  Finally, our balance of cash and marketable securities increased by $1.8 million during the quarter," concluded Mr. Otte.

Financial Highlights of Second Quarter 2011

The Company’s ongoing businesses(2) recorded revenue of $15.0 million in the second quarter of 2011, an increase of 4% as compared to the second quarter of 2010.  Including revenue from the Company’s former businesses(2) reported in the 2010 period, the Company’s revenue increased 2% in the second quarter as compared to the 2010 period.

•	Premium Services bookings increased 9% in the second quarter of 2011 as compared to the prior year period.

•
Premium Services revenue from ongoing businesses was $10.1 million in the second quarter of 2011, an increase of 4% compared to the prior year period.  As the majority of the Company’s Premium Services products are sold on an annual subscription basis, Premium Services revenue is largely a function of prior period bookings.

•	The average number of paid subscriptions reached 93,125 in the second quarter of 2011, compared to an average of 89,792 in the second quarter of 2010.

•	Average monthly churn(3) was 3.6% in the second quarter of 2011, compared to 3.9% in the second quarter of 2010 and 3.4% in the first quarter of 2011.

•	Marketing Services revenue was $5.0 million in the second quarter of 2011, an increase of 2% compared to the prior year period and an increase of 10% compared to the first quarter of 2011.

•	Average monthly unique visitors to the Company’s network of sites for the second quarter of 2011, as measured internally, were up 33% as compared to the prior year period.

Operating expenses for the Company’s ongoing businesses in the second quarter of 2011 were $16.9 million, an increase of 12% as compared to the prior year period and a decrease of 1% on a sequential basis.  Including the former businesses reported in the 2010 period, the Company’s operating expenses of $16.9 million in the second quarter of 2011 reflect an increase of 11% as compared to the prior year period.  The increase in operating expenses for the Company’s ongoing businesses over the prior year period is primarily a result of a $0.8 million increase in cost of services expense, a net reduction of $0.8 million in the prior year period related to a net gain on the disposition of assets partially offset by an impairment charge, a $0.5 million increase in depreciation and amortization, and a $0.3 million increase in sales and marketing expense, offset in part by a $0.5 million reduction in general and administrative expense.

The Company had a net loss of $(1.7) million in the second quarter of 2011 from its ongoing businesses, as compared to a net loss of $(0.4) million from such ongoing businesses in the prior year period.  Including the former businesses reported in the 2010 period, the Company reported a net loss of $(1.7) million in the second quarter of 2011 as compared to a net loss of $(0.3) million in the 2010 period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.05) and $(0.05), respectively, in the second quarter of 2011, as compared with $(0.01) and $(0.01), respectively, in the prior year period.  Adjusted EBITDA for the Company’s ongoing businesses was $0.7 million in the second quarter of 2011, as compared to $0.9 million in the prior year period.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $77.4 million, an increase of $1.8 million when compared to March 31, 2011.  The Company achieved positive free cash flow(1) for the first six months of 2011.  Capital expenditures were $0.5 million for the quarter.

Conference Call Information

TheStreet will host a conference call to discuss its financial results for the quarter ended June 30, 2011, today, August 3, 2011, at 4:30 p.m. EDT.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The passcode for the call is 83742347.  This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at www.t.st.

An audio replay of the conference call also will be available approximately two hours after the conclusion of the call.  The audio replay will remain available until Wednesday, August 10, 2011 at 11:59 p.m. EDT and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the replay passcode 83742347.  A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company's network of brands include: TheStreet, RealMoney Pro, Stockpickr, Action Alerts PLUS, ChatOnTheStreet, Options Profits, ETF Profits, MainStreet and Rate-Watch. For more information on TheStreet's business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com via your web browser, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms.

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including “EBITDA,” “Adjusted EBITDA” and “free cash flow.”  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, restructuring charges and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  “Free cash flow” means net (loss) income plus non-cash expenses net of  gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

The above information with respect to the Company’s ongoing businesses is presented as a non-GAAP measure for illustrative purposes regarding the exclusion of the former businesses.  These excluded results are not meant to represent a reflection of the operating activities of the divested B&I Business (defined below) as if on a fully stand-alone basis.  The B&I Business  historically was not considered an operating segment and management did not measure and maintain certain separate discrete financial information, including cash flows, for the B&I Business.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

(2) The Company’s ongoing businesses exclude (i) the Company’s former Promotions.com subsidiary, which the Company divested in December 2009; (ii) the banking and insurance ratings business (“B&I Business”) of TheStreet Ratings, which the Company divested in May 2010; and (iii) revenue derived from the global research legal settlement that expired in July 2009 (collectively, the “former businesses”).

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet, Inc.
212-321-5234
ir@thestreet.com

Paul Cox or Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
212-766-1800 Ext.  204
ir@thestreet.com

THE STREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2011	December 31, 2010
Current Assets:
Cash and cash equivalents	$31,101,781	$20,089,660
Accounts receivable, net of allowance for doubtful
accounts of $265,308 at June 30, 2011 and $238,228 at
December 31, 2010	5,992,325	6,623,261
Marketable securities	25,179,961	26,502,945
Other receivables	390,094	663,968
Prepaid expenses and other current assets	2,003,072	1,785,007
Total current assets	64,667,233	55,664,841

Property and equipment, net of accumulated depreciation
and amortization of $15,182,252 at June 30, 2011
and $12,845,359 at December 31, 2010	9,531,028	10,887,732
Marketable securities	19,423,215	30,302,428
Other assets	211,663	243,611
Goodwill	24,057,616	24,057,616
Other intangibles, net	5,945,820	6,725,462
Restricted cash	1,660,370	1,660,370
Total assets	$125,496,945	$129,542,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,989,671	$2,455,894
Accrued expenses	5,776,037	8,239,064
Deferred revenue	20,162,444	17,431,381
Other current liabilities	335,187	184,328
Liabilities of discontinued operations	46	1,871
Total current liabilities	28,263,385	28,312,538
Deferred tax liability	288,000	288,000
Other liabilities	4,277,091	2,948,181
Total liabilities	32,828,476	31,548,719

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at June 30, 2011 and December 31, 2010;
the aggregate liquidation preference totals $55,000,000 as of
June 30, 2011 and December 31, 2010	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 38,176,541 shares issued and 31,956,063
shares outstanding at June 30, 2011, and 37,775,381
shares issued and 31,667,600 shares outstanding at
December 31, 2010	381,765	377,754
Additional paid-in capital	270,148,459	270,644,658
Accumulated other comprehensive income	115,416	331,311
Treasury stock at cost; 6,220,478 shares at June 30, 2011
and 6,107,781 shares at December 31, 2010	(10,800,371)	(10,478,838)
Accumulated deficit	(167,176,855)	(162,881,599)
Total stockholders' equity	92,668,469	97,993,341

Total liabilities and stockholders' equity	$125,496,945	$129,542,060

THE STREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Net revenue:
Premium services	$10,074,931	$9,825,151	$19,684,432	$19,519,733
Marketing services	4,953,857	4,838,526	9,465,237	8,644,301
Total net revenue	15,028,788	14,663,677	29,149,669	28,164,034

Operating expense:
Cost of services	6,802,481	6,136,579	13,761,529	12,506,241
Sales and marketing	4,110,501	3,841,663	8,481,274	7,087,220
General and administrative	4,400,438	4,917,894	8,409,104	9,354,169
Depreciation and amortization	1,545,192	1,094,526	3,166,041	2,138,959
Asset impairments	-	555,000	-	555,000
Gain on disposition of assets	-	(1,318,607)	-	(1,318,607)
Total operating expense	16,858,612	15,227,055	33,817,948	30,322,982
Operating loss	(1,829,824)	(563,378)	(4,668,279)	(2,158,948)
Net interest income	176,748	225,810	374,775	402,405
Other income	-	-	-	20,374
Loss from continuing operations before income taxes	(1,653,076)	(337,568)	(4,293,504)	(1,736,169)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(1,653,076)	(337,568)	(4,293,504)	(1,736,169)
Discontinued operations:
Loss from discontinued operations	(136)	(2,230)	(1,752)	(21,173)
Net loss	(1,653,212)	(339,798)	(4,295,256)	(1,757,342)
Preferred stock cash dividends	96,424	96,424	192,848	192,848
Net loss attributable to common stockholders	$(1,749,636)	$(436,222)	$(4,488,104)	$(1,950,190)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.05)	$(0.01)	$(0.13)	$(0.05)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net loss	(0.05)	(0.01)	(0.13)	(0.05)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.05)	$(0.01)	$(0.14)	$(0.06)

Weighted average basic and diluted shares outstanding	31,923,813	31,560,668	31,902,326	31,528,581

THE STREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(4,295,256)	$(1,757,342)
Loss from discontinued operations	1,752	21,173
Loss from continuing operations	(4,293,504)	(1,736,169)
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	1,429,963	1,218,747
Provision for doubtful accounts	80,690	5,403
Depreciation and amortization	3,166,041	2,138,959
Impairment charges	-	555,000
Deferred rent	671,474	687,826
Gain on disposal of equipment	-	(20,600)
Gain on disposition of assets	-	(1,318,607)
Changes in operating assets and liabilities:
Accounts receivable	518,124	779,183
Other receivables	40,997	50,351
Prepaid expenses and other current assets	(218,065)	(1,073,694)
Other assets	15,000	10,118
Accounts payable	(466,223)	(393,619)
Accrued expenses	(2,183,027)	(1,497,251)
Deferred revenue	3,275,530	1,537,947
Other current liabilities	(16,172)	(67,991)
Other liabilities	-	15,167
Net cash provided by continuing operations	2,020,828	890,770
Net cash used in discontinued operations	(3,577)	(21,085)
Net cash provided by operating activities	2,017,251	869,685

Cash Flows from Investing Activities:
Purchase of marketable securities	(16,466,052)	(92,297,898)
Sale of marketable securities	28,452,354	50,487,087
Capital expenditures	(1,012,748)	(948,378)
Sale of Promotions.com	265,000	802,939
Sale of certain assets of TheStreet Ratings	-	1,348,902
Proceeds from the sale of fixed assets	-	43,300
Net cash provided by (used in) investing activities	11,238,554	(40,564,048)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(1,729,303)	(1,671,437)
Cash dividends paid on preferred stock	(192,848)	(192,848)
Purchase of treasury stock	(321,533)	(54,309)
Net cash used in financing activities	(2,243,684)	(1,918,594)
Net increase (decrease) in cash and cash equivalents	11,012,121	(41,612,957)
Cash and cash equivalents, beginning of period	20,089,660	60,542,494
Cash and cash equivalents, end of period	$31,101,781	$18,929,537

Supplemental disclosures of cash flow information:

Cash payments made for interest	$-	$1,668
Cash payments made for income taxes	$-	$-

Net loss	$(4,295,256)	$(1,757,342)
Noncash expenditures	5,348,168	3,266,728
Changes in operating assets and liabilities	964,339	(639,701)
Capital expenditures	(1,012,748)	(948,378)
Free cash flow	$1,004,503	$(78,693)

THE STREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2011			For the Three Months Ended June 30, 2010
	As Reported	Pro Forma Adjustments	Pro Forma Results	2010	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$10,074,931	$1,000	$10,073,931	$9,825,151	$179,036	$9,646,115
Marketing services	4,953,857	-	4,953,857	4,838,526	-	4,838,526
Total net revenue	15,028,788	1,000	15,027,788	14,663,677	179,036	14,484,641

Operating expense:
Cost of services	6,802,481	-	6,802,481	6,136,579	99,517	6,037,062
Sales and marketing	4,110,501	-	4,110,501	3,841,663	12,897	3,828,766
General and administrative	4,400,438	-	4,400,438	4,917,894	1,938	4,915,956
Depreciation and amortization	1,545,192	-	1,545,192	1,094,526	-	1,094,526
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Total operating expense	16,858,612	-	16,858,612	15,227,055	114,352	15,112,703
Operating loss	$(1,829,824)	$1,000	$(1,830,824)	$(563,378)	$64,684	$(628,062)

Net loss	$(1,653,212)	$1,000	$(1,654,212)	$(339,798)	$64,684	$(404,482)

Net loss	$(1,653,212)	$1,000	$(1,654,212)	$(339,798)	$64,684	$(404,482)
Net interest income	(176,748)	-	(176,748)	(225,810)	-	(225,810)
Depreciation and amortization	1,545,192	-	1,545,192	1,094,526	-	1,094,526
EBITDA	(284,768)	1,000	(285,768)	528,918	64,684	464,234
Noncash compensation	708,848	-	708,848	627,556	-	627,556
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Transaction related costs	315,395	-	315,395	538,168	-	538,168
Adjusted EBITDA	$739,475	$1,000	$738,475	$931,035	$64,684	$866,351

Note: Pro forma adjustments for 2011 exclude TheStreet Ratings revenue from global research. Pro forma adjustments for 2010 also exclude the Company's May 2010 divestiture of our Banking and Insurance Ratings product line.

THE STREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30, 2011			For the Six Months Ended June 30, 2010
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$19,684,432	$3,000	$19,681,432	$19,519,733	$444,342	$19,075,391
Marketing services	9,465,237	-	9,465,237	8,644,301	-	8,644,301
Total net revenue	29,149,669	3,000	29,146,669	28,164,034	444,342	27,719,692

Operating expense:
Cost of services	13,761,529	-	13,761,529	12,506,241	345,205	12,161,036
Sales and marketing	8,481,274	-	8,481,274	7,087,220	41,510	7,045,710
General and administrative	8,409,104	-	8,409,104	9,354,169	18,774	9,335,395
Depreciation and amortization	3,166,041	-	3,166,041	2,138,959	-	2,138,959
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Total operating expense	33,817,948	-	33,817,948	30,322,982	405,489	29,917,493
Operating loss	$(4,668,279)	$3,000	$(4,671,279)	$(2,158,948)	$38,853	$(2,197,801)

Net loss	$(4,295,256)	$3,000	$(4,298,256)	$(1,757,342)	$38,853	$(1,796,195)

Net loss	$(4,295,256)	$3,000	$(4,298,256)	$(1,757,342)	$38,853	$(1,796,195)
Net interest income	(374,775)	-	(374,775)	(402,405)	-	(402,405)
Depreciation and amortization	3,166,041	-	3,166,041	2,138,959	-	2,138,959
EBITDA	(1,503,990)	3,000	(1,506,990)	(20,788)	38,853	(59,641)
Noncash compensation	1,429,963	-	1,429,963	1,218,747	-	1,218,747
Asset impairments	-	-	-	555,000	-	555,000
Gain on disposition of assets	-	-	-	(1,318,607)	-	(1,318,607)
Other income	-	-	-	(20,374)	-	(20,374)
Transaction related costs	335,395	-	335,395	1,083,078	-	1,083,078
Adjusted EBITDA	$261,368	$3,000	$258,368	$1,497,056	$38,853	$1,458,203

Note: Pro forma adjustments for 2011 exclude TheStreet Ratings revenue from global research. Pro forma adjustments for 2010 also exclude the Company's May 2010 divestiture of our Banking and Insurance Ratings product line.